Exhibit 99.1

Media Release

Investor Relations
Danielle Dietz danielle.dietz@capitalone.com	Jeff Norris jeff.norris@capitalone.com
Eric Wasserstrom ericwasserstrom@discover.com
Media Relations
Sie Soheili sie.soheili@capitalone.com	Carlisle Campbell carlisle.campbell@capitalone.com
Matthew Towson matthewtowson@discover.com

Capital One to Acquire Discover

Under the terms of the agreement, Discover shareholders will receive 1.0192 Capital One shares for each Discover share, representing a premium of 26.6% based on Discover’s closing price of $110.49 on February 16, 2024. Transaction is 100% stock consideration.

•	Creates a global payments platform at scale, with 70 million merchant acceptance points in more than 200 countries and territories

•	Positions the combined company to compete with the largest payments companies and deliver enhanced value to a franchise of over 100 million customers

•	Enables Capital One to leverage its customer base, technology, and data ecosystem to drive more sales for merchants and great deals for consumers and small businesses

•	Leverages Capital One’s eleven-year technology transformation across a much larger enterprise

•	Generates $2.7 billion in pre-tax synergies and >15% accretive to adjusted non-GAAP EPS in 2027

•	Delivers return on invested capital (ROIC) of 16% in 2027 with internal rate of return (IRR) >20%

•	Companies to host a conference call February 20, 2024 at 8:00am ET

MCLEAN, VA. and RIVERWOODS, IL. (February 19, 2024) - Capital One Financial Corporation (NYSE: COF) and Discover Financial Services (NYSE: DFS) today announced that they have entered into a definitive agreement under which Capital One will acquire Discover in an all-stock transaction valued at $35.3 billion.

The transaction brings together two companies with long-standing track records of delivering attractive and resilient financial results, award-winning customer experiences, breakthrough innovation, and financial inclusion.

Under the terms of the agreement, Discover shareholders will receive 1.0192 Capital One shares for each Discover share, representing a premium of 26.6% based on Discover’s closing price of $110.49 on February 16, 2024. At close, Capital One shareholders will own approximately 60% and Discover shareholders will own approximately 40% of the combined company.

“From Capital One’s founding days, we set out to build a payments and banking company powered by modern technology. Our acquisition of Discover is a singular opportunity to bring together two very successful companies with complementary capabilities and franchises, and to build a payments network that can compete with the largest payments networks and payments companies,” said Richard Fairbank, founder, Chairman and Chief Executive Officer of Capital One. “Through this combination, we’re creating a company that is exceptionally well-positioned to create significant value for consumers, small businesses, merchants, and shareholders as technology continues to transform the payments and banking marketplace.”

“The transaction with Capital One brings together two strong brands with enhanced ability to accelerate growth and maximizes value for our shareholders, enabling them to participate in the tremendous upside of the combined company,” said Michael Rhodes, CEO and President of Discover. “This agreement underscores the strength of our business and is a testament to the hard work of Discover employees. We look forward to a bright future as part of the Capital One family and to providing expanded opportunities for our loyal customers.”

Powerful Strategic Rationale: Positioned to Deliver for Consumers, Small Businesses, and Merchants

Building a Globally Competitive Payments Network

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Discover has built a rare and valuable global payments network with 70 million merchant acceptance points in more than 200 countries and territories. Even so, it is the smallest of the four US-based global payments networks. This acquisition adds scale and investment, enabling the Discover network to be more competitive with the largest payments networks and payments companies.

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This is a key foundation in Capital One’s quest to build a global payments company. It will accelerate the company’s long-standing journey to work directly with merchants to leverage its customer base, technology, and data ecosystem to drive more sales for the merchant and great deals for consumers and small businesses.

Combining Complementary Card Businesses

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Capital One and Discover are proven credit card franchises with complementary strategies and a shared focus on the customer. Both companies have developed compelling flagship products, award-winning customer experiences, and powerful brands. They have also both delivered attractive and resilient growth and returns through economic cycles.

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The combined credit card business will be in an even stronger position to deliver industry-leading products and experiences that span the credit card marketplace across consumers, small businesses, and merchants.

Scaling our “Digital First” National Bank

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Capital One Bank is propelled by an iconic customer experience and a strikingly simple value proposition. It is the only major bank with no fees, no minimums, and no overdraft fees. According to J.D. Power, customers have rated Capital One Bank #1 in U.S. National Banking Overall Customer Satisfaction for four consecutive years.

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Customers can enjoy an entirely digital, full-service banking experience, or visit one of 259 branches, more than 80,000 fee-free ATMs, more than 16,000 cash deposit locations, and 55 iconic Capital One Cafes in 21 of the country’s 25 largest metro areas.

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Adding Discover’s fast-growing national direct savings bank will increase the combined company’s scale to compete with the nation’s largest banks, and the Discover Global Network brings a significant opportunity to accelerate national banking growth.

Leveraging our Technology Transformation

•	Capital One will scale and leverage the benefits of an eleven-year technology transformation across all of Discover’s businesses and the network.

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Capital One’s technology transformation is powering innovation, much faster speed to market, breakthrough products and experiences, real-time customized marketing, faster growth, better underwriting, enhanced efficiency, and better risk management and compliance.

Compelling Financial Results

Creating Significant Synergies

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The transaction is expected to generate expense synergies of $1.5 billion in 2027 (26% of Discover operating expenses, plus 10% of Discover marketing expenses), driven by common business functions partially offset by targeted investments in the Discover network.

•	The acquisition is expected to generate network synergies of $1.2 billion in 2027, driven by adding Capital One debit purchase volume and selected credit card purchase volume to the Discover network.

Delivering Attractive Accretion and Returns

•	The deal is expected to be more than 15% accretive to adjusted non-GAAP EPS in 2027.

•	The transaction is expected to deliver return on invested capital of 16% in 2027, with an internal rate of return in excess of 20%.

Strengthening a Strong Balance Sheet

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The transaction will further strengthen Capital One’s balance sheet. On a pro forma basis, the combined company would have a CET1 ratio of approximately 14% at closing, and 84% of company deposits would be insured as of year-end 2023.

Making a Positive Difference in our Communities

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Both Capital One and Discover have proud histories of commitments to their communities. Capital One has a long-standing track record of “Outstanding” Community Reinvestment Act performance since 2001, and has ranked first or second in community development lending among all banks since 2015, with over $59 billion in CRA-qualified loans over that period. Capital One is in the fourth year of its 5-year, $200 million Impact Initiative, supporting non-profit organizations seeking innovative solutions to address Affordable Housing, Workforce Development, Small Business Creation, Financial Well-being and Digital Access.

•	Capital One appreciates the importance of Chicagoland and remains committed to maintaining a strong presence in that market, as well as maintaining service excellence across the U.S.

Building One of America’s Great Places to Work

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Both Capital One and Discover have been recognized as great places to work on the Fortune 100 Best Companies to Work For® list. This year was Capital One’s 12th consecutive year on the prestigious list.

Timing and Approvals

The transaction is expected to close in late 2024 or early 2025, subject to satisfaction of customary closing conditions, including regulatory approvals and approval by the shareholders of each company.

Governance

Upon closing, three Discover Board members, to be named at a later date, will join the Capital One Board of Directors.

Advisors

Centerview Partners LLC served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal advisor to Capital One. PJT Partners and Morgan Stanley & Co, LLC served as financial advisors, and Sullivan & Cromwell LLP served as legal advisor to Discover.

Investor Call

Capital One and Discover will hold a live investor presentation call on February 20, 2024, at 8:00 AM ET. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast via Capital One’s home page (www.capitalone.com). Under “About,” choose “Investors” to access the Investor Center and view and/or download relevant presentation materials, including a reconciliation of non-GAAP financial measures, and the acquisition investor presentation.

A replay of the webcast will be archived on the companies’ Investor Relations websites and available 24 hours a day, beginning two hours after the conference call, until at least 5:00 p.m. Eastern Time on March 5, 2024.

Forward Looking Statements

Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the benefits of the proposed transaction between Capital One Financial Corporation (“Capital One”) and Discover Financial Services (“Discover”), including future financial and operating results (including the anticipated impact of the transaction on Capital One’s and Discover’s respective earnings and tangible book value), statements related to the expected timing of the completion of the transaction, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “scheduled,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “forecasts,” “outlook,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Capital One or Discover to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer than anticipated to be realized, (2) disruption to the parties’ businesses as a result of the announcement and pendency of the transaction, (3) the risk that the integration of Discover’s business and operations into Capital One, including the integration into Capital One’s compliance management program, will be materially delayed or will be more costly or difficult than expected, or that Capital One is otherwise unable to successfully integrate Discover’s businesses into its own, including as a result of unexpected factors or events, (4) the failure to obtain the necessary approvals by the stockholders of Capital One or Discover, (5) the ability by each of Capital One and Discover to obtain required governmental approvals of the transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect Capital One after the closing of the transaction or adversely affect the expected benefits of the transaction, (6) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction, (7) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (8) the dilution caused by the issuance of additional shares of Capital One’s common stock in the transaction, (9) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (10) risks related to management and oversight of the expanded business and operations of Capital One following the transaction due to the increased size and complexity of its business, (11) the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the transaction or the size, scope and complexity of Capital One’s business operations following the transaction, (12) the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against Capital One before or after the transaction, or against Discover, and (13) general competitive, economic, political and market conditions and other factors that may affect future results of Capital One and Discover, including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors which could affect future results of Capital One and Discover can be found in Capital One’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and Discover’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Capital One and Discover disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

Important Information About the Transaction and Where to Find It

Capital One intends to file a registration statement on Form S-4 with the SEC to register the shares of Capital One’s common stock that will be issued to Discover stockholders in connection with the proposed transaction. The registration statement will include a joint proxy statement of Capital One and Discover that will also constitute a prospectus of Capital One. The definitive joint proxy statement/prospectus will be sent to the stockholders of each of Capital One and Discover in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Capital One or Discover through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Capital One or Discover at:

Capital One Financial Corporation	Discover Financial Services
1680 Capital One Drive	2500 Lake Cook Road
McLean, VA 22102	Riverwoods, IL 60015
Attention: Investor Relations	Attention: Investor Relations
investorrelations@capitalone.com (703) 720-1000	investorrelations@discover.com (224) 405-4555

Before making any voting or investment decision, investors and security holders of Capital One and Discover are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.

Participants in Solicitation

Capital One, Discover and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of Capital One and Discover in connection with the proposed transaction. Information regarding the directors and executive officers of Capital One and Discover and other persons who may be deemed participants in the solicitation of the stockholders of Capital One or of Discover in connection with the proposed transaction will be included in the joint proxy statement/prospectus related to the proposed transaction, which will be filed by Capital

One with the SEC. Information about the directors and executive officers of Capital One and their ownership of Capital One common stock can also be found in Capital One’s definitive proxy statement in connection with its 2023 annual meeting of stockholders, as filed with the SEC on March 22, 2023, and other documents subsequently filed by Capital One with the SEC. Information about the directors and executive officers of Discover and their ownership of Discover common stock can also be found in Discover’s definitive proxy statement in connection with its 2023 annual meeting of stockholders, as filed with the SEC on March 17, 2023, and other documents subsequently filed by Discover with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed transaction filed with the SEC when they become available.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company which, along with its subsidiaries, had $348.4 billion in deposits and $478.5 billion in total assets as of December 31, 2023. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches and Cafés located primarily in New York, Louisiana, Texas, Maryland, Virginia and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

Visit the Capital One newsroom for more Capital One news.

About Discover

Discover Financial Services (NYSE: DFS) is a digital banking and payment services company with one of the most recognized brands in U.S. financial services. Since its inception in 1986, the company has become one of the largest card issuers in the United States. The company issues the Discover® card, America’s cash rewards pioneer, and offers personal loans, home loans, checking and savings accounts and certificates of deposit through its banking business. It operates the Discover Global Network® comprised of Discover Network, with millions of merchants and cash access locations; PULSE®, one of the nation’s leading ATM/debit networks; and Diners Club International®, a global payments network with acceptance around the world. For more information, visit www.discover.com/company.

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